MICHAEL T. STUDER CPA P.C.
                             18 EAST SUNRISE HIGHWAY
                               FREEPORT, NY 11520
                              PHONE: (516) 378-1000
                               FAX: (516) 546-6220


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
China Agri-Business, Inc.

I consent to the use in Amendment No. 3 to Form SB-2 of my report dated April 30, 2007 included therein relating to the consolidated financial statements of China Agri-Business, Inc. and subsidiaries for the year ended December 31, 2006. I also consent to the reference to the firm under the heading "Experts" in this amendment.





                                            /S/ MICHAEL T. STUDER CPA P.C.
                                            ------------------------------
Freeport, New York                          Michael T. Studer CPA P.C.
June 7, 2007